Exhibit 10.1

EXECUTION VERSION

Consent and Amendment

to

Credit Agreement

This Consent and Amendment (herein, the “Consent and Amendment”) to Credit Agreement (hereinafter defined) is effective as of March 31, 2016 by and between THE FEMALE HEALTH COMPANY, a Wisconsin corporation (“Borrower”) and BMO HARRIS BANK N.A., a national banking association (the “Lender”).

Recitals

A.The Borrower and Lender heretofore executed and delivered that certain Credit Agreement dated as of December 29, 2015, as amended by that certain First Amendment and Waiver to Credit Agreement and Security Agreement dated as of January 4, 2016 (collectively, the “Credit Agreement”).

B.The Borrower desires to form the following entities in the state of Delaware which at all times shall be wholly-owned Subsidiaries of Borrower: (i) Badger Acquisition Sub, Inc., and (ii) Blue Hen Acquisition, Inc. (collectively, the “DE Subsidiaries”).

C.Section 6.10 of the Credit Agreement requires the prior written consent of Lender for the formation of the DE Subsidiaries.

D.The Borrower has requested that Lender consent to the formation of the DE Subsidiaries and Lender is willing to do so under the terms and conditions set forth in this Consent and Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Limited Consent to Formation and Incorporation of DE Subsidiaries; Amendment and Restatement of Schedule 5.2 to the Credit Agreement.

1.1 The Borrower has informed the Lender that it intends to form and incorporate the DE Subsidiaries in the State of Delaware by the filing of a Certificate of Incorporation for each of the entities.  Borrower has requested that Lender consent to the formation and incorporation of the DE Subsidiaries as required under Section 6.10 of the Credit Agreement. Accordingly, Lender hereby consents to the formation and incorporation of the DE Subsidiaries, provided however, that Lender’s consent set forth herein shall constitute a limited consent and shall not be construed as a consent to any other provision or action relating to the DE Subsidiaries, including without limitation any merger of the DE Subsidiary in violation of the Credit Agreement, all and each of which remains subject to the restrictions of the Credit Agreement, including without limitation Section 7.4(d) thereof.

1.2 Schedule 5.2 of the Credit Agreement is hereby amended and restated in its entirety by replacing and substituting therefor Schedule 5.2 (Amended and Restated) attached hereto and made a part hereof.

Section 2.	Conditions Precedent; Conditions Subsequent
2.1 The effectiveness of this Consent and Amendment is subject to the satisfaction of all of the following conditions precedent:
(a) Lender shall have received this Consent and Amendment duly executed by the Borrower and Lender.
(b) Lender shall have received payment of the following fees, all of which shall be deemed fully earned upon receipt thereof: (a) Payment of outstanding attorneys’ fees and costs pursuant to Section

9.10 of the Credit Agreement and incurred relating to the preparation, negotiation, execution and delivery of this Consent and Amendment and other post-closing matters.

(c) Copies (executed or certificated, as may be applicable or appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Consent and Amendment to the extent Lender or its counsel may reasonably request.

(d) Legal matters incident to the execution and delivery of this Consent and Amendment shall be satisfactory to the Lender and its counsel.

2.2 Conditions Subsequent.

(a) As soon as reasonably practicable, but in no event later than three (3) days after the incorporation of each of the DE Subsidiaries, Lender shall have received true and correct copies the Certificate of Incorporation certified by the Delaware Secretary of State, copies of the certificates of good standing from the Delaware Secretary of State, and the constituent documents for each of the DE Subsidiaries.

(b) As soon as reasonably practicable, but in no event later than three (3) days after both of the DE Subsidiaries have been incorporated, Borrower shall cause each of the DE Subsidiaries to execute a Guaranty Agreement and Security Agreement, each in the form attached hereto as Group Exhibit A, dated a date satisfactory to Lender, and Lender shall have received such Guaranty and Security Agreement duly executed by each of the DE Subsidiaries.

(c) Copies (executed or certificated, as may be applicable or appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of the Guaranty and Security Agreement to the extent Lender or its counsel may reasonably request.

(d) Legal matters incident to the execution and delivery of this Guaranty and Security Agreement shall be satisfactory to the Lender and its counsel.

Section 3.	Representations.

3.1 In order to induce the Lender to execute and deliver this Consent and Amendment, Borrower (with respect to itself and its Subsidiaries) hereby represents to the Lender that as of the date hereof (a) the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.5 shall be deemed to refer to the most recent financial statements of the Parents and its Subsidiaries delivered to the Lender) and (b) the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Consent and Amendment.

3.2 Borrower has full right and authority to enter into this Consent and Amendment and to perform all of its obligations hereunder.  This Consent and Amendment delivered by Borrower has been duly authorized, executed, and delivered and constitute valid and binding obligations of Borrower enforceable against it in accordance with their terms.

3.3 Borrower hereby represents and warrants that the corporate certificate executed on behalf of Borrower, as required under and delivered in connection with the Credit Agreement, and all exhibits thereto, including Borrower’s bylaws, certificates of formation or articles of organization, and all other corporate governance documents shall be and remain true and correct as of the date hereof.

Section 4.	Miscellaneous.

4.1 Borrower hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement, as amended hereby; and the Collateral Documents and the rights and remedies of the Lender thereunder, the obligations of Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this First Amendment.

4.2 Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Consent and Amendment need not be made in the Credit Agreement, the Security Agreement, the Pledge Agreement, the Note, the other Loan Documents, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.3 The Borrower agrees to pay on demand all costs and expenses of or incurred by the Lender in connection with the negotiation, preparation, execution and delivery of this Consent and Amendment, including the fees and expenses of counsel for the Lender, to the extent not prior paid pursuant to Section 2.1 hereof.

4.4 This Consent and Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Consent and Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Consent and Amendment by telecopy shall be effective as an original. This Consent and Amendment shall be governed by the internal laws of the State of Illinois.

4.5 For value received, including without limitation, the agreements of Lender in this Consent and Amendment, Borrower hereby releases the Lender, and each of its current and former shareholders, directors, officers, agents, employees, attorneys, consultants, and professional advisors (collectively, the “Released Parties”) of and from any and all demands, actions, causes of action, suits, controversies, acts and omissions, liabilities, and other claims of every kind or nature whatsoever, both in law and in equity, known or unknown, which Borrower has or ever had against the Released Parties, including, without limitation, those arising out of the existing financing arrangements between Borrower and Lender, and Borrower further acknowledges that, as of the date hereof, it does not have any counterclaim, set-off, or defense against the Released Parties, each of which Borrower hereby expressly waives.

4.6 Without in any way limiting any provision herein, the Credit Agreement, or any other Loan Document, Borrower hereby indemnifies and hold harmless the Released Parties from, and shall pay to Lender, on behalf of and for the benefit of itself, or on behalf of and for the benefit of Released Parties, or any one of them, as the case may be, the amount of, or reimburse the Released Parties for, any Loss that the Released Parties or any of them may suffer, sustain, or become subject to, as a result of, in connection with, or in any way relating to the pledge of the lost original stock certificate representing Borrower’s ownership of equity interests in The Female Health Company Limited pledged to Midland States Bank, as successor in interest to Heartland Bank, any replacement stock certificate issued in lieu therefor, and the pledge of such replacement stock certificate as Collateral for Borrower’s Obligations.  For the purposes of this Section 4.5,  "Loss" shall mean any cost, loss, liability, obligation, claim, cause of action, damage, deficiency, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses), fine, penalty, judgment, award, assessment, or diminution of value.

4.7 The recitals and all exhibits and schedules hereto constitute an integral part of this Consent and Amendment, evidencing the intent of the parties in executing this Consent and Amendment and describing the circumstances surrounding its execution.  Accordingly, the recitals, exhibits and schedules are, by this express reference, made a part of the covenants hereof, and this Consent and Amendment shall be construed in the light thereof.  Except as otherwise provided in this Consent and Amendment, capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

4.8 This Consent and Amendment shall not be construed more strictly against the Lender than against the Borrower merely by virtue of the fact that the same has been prepared by counsel for the Lender, it being recognized that the Borrower and the Lender have contributed substantially and materially to the preparation of this Consent and Amendment, and the Borrower and Lender each acknowledges and waives any claim contesting the existence and the adequacy of the consideration given by the other in entering into this Consent and Amendment.  Each of the parties to this Consent and Amendment represents that it has been advised by its respective counsel of the legal and practical effect of this Consent and Amendment, and recognizes that it is executing and delivering this Consent and Amendment, intending thereby to be legally bound by the terms and provisions thereof, of its own free will, without promises or threats or the exertion of duress upon it.  The signatories hereto state that they have read and understand this Consent and Amendment, that they intend to be legally bound by it and that they expressly warrant and represent that they are duly authorized and empowered to execute it.

[SIGNATURE PAGE TO FOLLOW]

This Consent and Amendment to Credit Agreement is entered into as of the date and year first above written.

“Lender”

BMO HARRIS BANK N.A.

By: /s/   Jaime Freeman

Name: Jaime Freeman

Title:   Vice President

“Borrower”

THE FEMALE HEALTH COMPANY

By: /s/   Michele Greco

Name: Michele Greco

Title:   EVP/CFO

Schedule 5.2

Subsidiaries

(Amended and Restated as of April 1, 2016)

Name	Jurisdiction of Organization	Percentage Ownership	Owner
The Female Health Company Limited	UK	100%	The Female Health Company
Badger Acquisition Sub, Inc.	USA - Delaware	100%	The Female Health Company
Blue Hen Acquisition, Inc.	USA - Delaware	100%	The Female Health Company
The Female Health Company (UK) Plc.	UK	100%	The Female Health Company Limited
The Female Health Company (M) SDN.BHD	Malaysia	100%	The Female Health Company Limited